Exhibit 99.1

CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
HWH INTERNATIONAL CORP.

IN LIEU OF AN ORGANIZATIONAL MEETING

May 03, 2018

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being the Directors of HWH INTERNATIONAL CORP., a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1. Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on February 6, 2017;

THAT shares of common stock be issue to the following Individual and Companies:

Name	Share to issue	Payment	Per share price
Chia Mua Chuan	20,000	$6,000.00	$0.30
Tan Siew Ling	20,000	$6,000.00	$0.30
Hu Xi	15,000	$4,500.00	$0.30
Jumond Arro Oliquiano	15,000	$4,500.00	$0.30
Kim Wee Ric	15,000	$4,500.00	$0.30
Wong Kei Ming	15,000	$4,500.00	$0.30
Wong Jit Thai	15,000	$4,500.00	$0.30
Sundaram A/L Vellayan	15,000	$4,500.00	$0.30
Lee Wei Ong	31,093	$9,327.90	$0.30
Liew Pek Hin	30,000	$9,000.00	$0.30
Loh Sai Mun	15,000	$4,500.00	$0.30
Tan Cheng Leng	45,000	$13,500.00	$0.30
Tan Bwon Boa	16,000	$4,800.00	$0.30
Lee Hock Heng	15,000	$4,500.00	$0.30
Hew Kin Yew	32,000	$9,600.00	$0.30
Wong Ji Lim	15,000	$4,500.00	$0.30
Ngun Wei Kiat	15,000	$4,500.00	$0.30
Sharon Gan Gaik Lee	32,000	$9,600.00	$0.30
Total	376,093	$112,827.90	$0.30

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be an hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTOR:

/s/ HO SIT CHYE
HO SIT CHYE
Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer)